Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Effective after the close of business on March 31, 2015, Business First Bancshares, Inc. (“Business First”), the parent company of Business First Bank, Baton Rouge, Louisiana, completed its previously announced acquisition of American Gateway Financial Corporation (“American Gateway”), the parent company of American Gateway Bank, Baton Rouge, Louisiana. Pursuant to the Agreement and Plan of Reorganization dated July 23, 2014, as amended (the “Reorganization Agreement”) by and among Business First, American Gateway and B1B Interim Corporation, a wholly-owned subsidiary of Business First (“B1B”), B1B was merged with and into American Gateway, with American Gateway surviving the merger (the “Merger”). Immediately following the initial Merger, American Gateway was merged with and into Business First, with Business First surviving, and American Gateway Bank was merged with and into Business First Bank, with Business First Bank surviving the merger.

The unaudited pro forma financial information is based on historical financial statements for both Business First and American Gateway. The unaudited pro forma combined consolidated balance sheet as of December 31, 2014 gives effect to the American Gateway acquisition as if it was completed on that date. The unaudited pro forma combined consolidated income statement for the year ended December 31, 2014 illustrates the effect of the acquisition of American Gateway had it occurred on January 1, 2014, and was derived from the historical consolidated statement of income for American Gateway for the year ended December 31, 2014, combined with Business First’s historical consolidated statement of operations for the year ended December 31, 2014.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Business First contained in its Special Financial Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2015, and American Gateway’s historical audited financial statements for the year ended December 31, 2014, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma financial information is presented based on the assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking. The unaudited pro forma combined financial statements also do not reflect non-recurring charges related to integration activities.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

Exhibit 99.2

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2014

(all amounts are in thousands, except per share data, unless otherwise indicated)

	Business First Bancshares, Inc. 12/31/2014 (as reported)	American Gateway Financial Corporation 12/31/2014 (as reported)	Purchase Accounting Adjustments		Pro Forma Combined 12/31/2014
Assets
Cash and cash equivalents	26,832	70,351	(5,732)	a	91,451
Available-for-sale investment securities	74,503	121,576			196,079
Loans, net of unearned income	558,386	159,076	(9,200)	b	708,262
Allowance for loan losses	(6,632)	(2,064)	2,064	c	(6,632)

Net loans	551,754	157,012	(7,136)		701,630
Mortgage loans held for sale	—	—			—
Premises and equipment (net)	2,180	7,585	3,047	d	12,812
Bank owned life insurance	17,376	4,297			21,673
Others real estate owned	3,028	1,427	(412)	e	4,043
Goodwill	—	—	7,312	f	7,312
Other intangible assets	—	—	2,768	g	2,768
Other assets	8,829	3,893	(288)	h	12,434

Total assets	684,502	366,141	(441)		1,050,202
Liabilities
Non-interest-bearing	108,965	77,109			186,074
Interest bearing	478,287	201,239	—	i	679,526
Borrowings	15,000	41,837	1,980	j	58,817
Other liabilities	3,405	1,320	—		4,725

Total liabilities	605,657	321,505	1,980		929,142
Equity
Preferred stock	—	—
Common stock	5,315	2,179	211	k	7,705
Surplus	57,225	8,561	31,264	k	97,050
Retained earnings	16,948	31,825	(31,825)	k	16,948
Treasury stock, at cost	—	—			—
Accumulated other comprehensive income	(643)	2,071	(2,071)	l	(643)

Total shareholders’ equity	78,845	44,636	(2,421)		121,060
Non-controlling interest	—	—	—		—

Total equity	78,845	44,636	(2,421)		121,060

Total liabilities and shareholders’ equity	684,502	366,141	(441)		1,050,202

Basic common shares outstanding	5,314,925	217,944			7,704,696
Book value per basic common share outstanding	14.83	204.80			15.71

Exhibit 99.2

BUSINESS FIRST BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED INCOME STATEMENT

YEAR ENDED DECEMBER 31, 2014

(all amounts are in thousands, except per share data, unless otherwise indicated)

	Business First Bancshares, Inc. 12/31/2014 (as reported)	American Gateway Financial Corporation 12/31/2014 (as reported)	Pro Forma Adjustments		Adjusted Pro Forma Combined 12/31/2014
Interest income:
Interest and fees on loans	25,731	9,598	150	b	35,479
Interest income on securities	1,673	3,410	(409)	l	4,674
Other interest income	71	145			216

Total interest income	27,475	13,153			40,369
Interest expense:
Interest expense on deposits	3,641	738			4,379
Interest expense on borrowings	310	1,658	(742)	j	1,226

Total interest expense	3,951	2,396			5,605
Net interest income	23,524	10,757			34,764
Provision for loan losses	700	250			950

Net interest income after provision	22,824	10,507			33,814
Non-interest income:
Mortgage banking income		—			—
Service charges on deposit accounts	587	1,374			1,961
Gain on sale of securities	13	823			836
Other non-interest income	1,128	1,363			2,491

Total non-interest income	1,728	3,560			5,288
Non-interest expense:
Salaries and employee benefits	11,196	5,775			16,971
Net occupancy and depreciation expense	2,469	1,730	71	d	4,270
Amortization of intangibles	—	—	277	g	277
Other non-interest expense	5,490	4,089			9,579

Total non-interest expense	19,155	11,594			31,097
Net earnings from continuing operations	5,397	2,473			8,005
Net earnings from discontinued operations					—
Net earnings attributable to noncontrolling interest					—
Income tax expenses (benefit)	1,364	261	46	n	1,671

Net income	4,033	2,212			6,334
Preferred stock dividends		—			—
Net income available to common shareholders	4,033	2,212			6,334

Basic earnings per common share	0.76	10.15		o	0.82
Weighted average common shares outstanding	5,314,925	217,944		m	7,704,696

Diluted earnings per common share	0.72	10.15		p	0.79
Weighted average diluted common shares outstanding	5,608,525	217,944		m	7,998,296

Exhibit 99.2

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined consolidated balance sheet as of December 31, 2014 and the unaudited pro forma combined consolidated income statement for the year ended December 31, 2014 are based on the historical financial statements of Business First and American Gateway after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined consolidated balance sheet as of December 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined consolidated income statement for the year ended December 31, 2014 gives effect to the merger as if it occurred on January 1, 2014. Such financial statements do not reflect any cost savings or operating synergies which may occur subsequent to the merger, or the cost to achieve such cost savings or operating synergies or any anticipated disposition of assets which may result from integration of the operations of the two companies. The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operation or financial position that might have been achieved for the period indicated, nor is it necessarily indicative of the future results of the combined company. Certain historical financial information has been reclassified to conform to the current presentation.

The transaction will be accounted for under the acquisition method of accounting in accordance with the Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (ASC 805). Under ASC 805, all of the assets acquired and liabilities assumed in a business combinations are recognized at their acquisition-date fair values, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, net of deferred tax allocations, is recorded to goodwill.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of:

•	changes in the fair values of American Gateway’s assets and liabilities;

•	changes used or generated in American Gateway’s operations between signing of the reorganization agreement and completion of the merger;

•	other changes in American Gateway’s net assets that occur prior to completion of the merger; and

•	actual financial results of the combined company.

Exhibit 99.2

Note 2—Pro Forma Allocation of Purchase Price

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:			$(000)
AGFC shares outstanding as of December 31, 2014		217,944
Gross Business First shares to be issued for AGFC shares		2,589,174
Projected Exchange Ratio	11.88
Less: Shares cashed out under terms of agreement		199,403
Net Business First shares to be issued for AGFC shares		2,389,771
Market Value per Share		17.66
Aggregate pro forma value of Business First stock to be issued			42,215
Aggregate cash consideration ($10.00 per AGFC share plus fractional shares cashed out)			2,210
Cash paid to certain AMGB shareholders per Agreement*			3,522

Total pro forma purchase price			47,947
Net assets acquired:
Cash and cash equivalents			70,351
Available-for-sale investment securities			121,576
Loans, net of unearned income			149,876
Mortgage loans held for sale			—
Premises and equipment			10,632
Bank owned life insurance			4,297
Other real estate owned			1,015
Other intangible assets			2,768
Other assets			3,605

Total assets			364,120
Non-interest bearing deposits			77,109
Interest bearing deposits			201,239
Total deposits			278,348
Borrowings			43,817
Other liabilities			1,320

Total liabilities			323,485
Net assets acquired			40,635
Goodwill			7,312

*	Assumes holders of approximately 199,403 shares of American Gateway common stock who would otherwise be entitled to receive shares of Business First common stock as consideration in the merger will instead receive cash merger consideration in an amount equal to $17.66 per share as a result of the 3.0% pro-forma ownership limitation that is described elsewhere in this proxy statement/prospectus.

Note 3—Preliminary Unaudited Pro Form and Acquisition Accounting Adjustments

The following preliminary unaudited pro forma adjustments have been reflected in the unaudited condensed combined financial information. All adjustments are based on current valuations and assumptions which are subject to change. The descriptions related to these preliminary adjustments are as follows:

(a)	Purchase Accounting Adjustments—Adjustments to cash consist of the net cash consideration of $5.7 million.

(b)	Purchase Accounting Adjustments— Based on Business First’s initial evaluation of the acquired portfolio of loans, a fair value adjustment of $(9.2) million was recorded which includes both an interest rate component and a credit component. The interest rate component totaled approximately $500,000 and will be amortized over the remaining estimated life of the loan portfolio. The impact of the adjustment was an increase to interest income of $150,000 for the year ended December 31, 2014.

(c)	Purchase Accounting Adjustments—The allowance for loan losses was adjusted to reflect the reversal of American Gateway’s recorded allowance. Purchased loans acquired in a business combination are required to be recorded at fair value, and the recorded allowance for loan losses may not be carried over.

(d)	Purchase Accounting Adjustments— Fair value adjustment to the net book value of property held by American Gateway is $3.0 million based on Business First’s initial evaluation of comparable sales and other relevant market information obtained from an independent third party. Of this adjustment, $2.8 million is allocated to buildings and will be amortized over estimated useful life of 39 years. The impact of the adjustment was an increase in depreciation expense of $71,000 for the year ended December 31, 2014.

(e)	Purchase Accounting Adjustments—Based on Business First’s initial evaluation of the acquired portfolio, a ($412,000) adjustment is recognized to American Gateway’s other real estate owned.

(f)	Purchase Accounting Adjustments—Goodwill of $7.3 million was generated as a result of the total purchase price and net assets acquired.

(g)	Purchase Accounting Adjustments— Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $2.8 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $277,000 for the year ended December 31, 2014.

Exhibit 99.2

(h)	Purchase Accounting Adjustments—The adjustment of ($288,000) reflects market valuation adjustments in FF&E, data processing equipment, software and the elimination of accrued prepayment penalties on FHLB advances.

(i)	Purchase Accounting Adjustments— American Gateway’s fixed-rate deposit liabilities bear rates similar to current market rates. No fair value adjustment was necessary.

(j)	Purchase Accounting Adjustments— A fair value adjustment of $2.0 million was recorded as an increase to American Gateway’s outstanding long term debt which consists primarily of Federal Home Loan Bank advances totaling $39.8 million. This adjustment will be recognized over the estimated expected life of the advances. The impact of the adjustment was to decrease interest expense on borrowings by $742,000 for the year ended December 31, 2014.

(k)	Purchase Accounting Adjustments—Common stock, surplus and retained earnings were adjusted to reverse American Gateway’s historical equity balances and to reflect the stock consideration to be issued (2,389,771 shares of $1.00 par value common stock) estimated at $42.2 million. See also Note 2, “Pro Forma Allocation of Purchase Price,” for the allocation of the purchase price to net assets acquired.

(l)	Purchase Accounting Adjustments— Accumulated other comprehensive income was adjusted to reverse American Gateway’s historical accumulated other comprehensive income balance. The net premium of $2.1 million recorded to reflect the excess of the fair value over the book value of the acquired investment securities will be amortized over the estimated remaining life of the portfolio. The impact of the adjustment was a decrease to interest income on securities of $409,000 for the year ended December 31, 2014.

(m)	Purchase Accounting Adjustments—Basic shares outstanding were adjusted to reverse American Gateway’s basic shares outstanding and to record shares of Business First stock issued to effect the transaction.

(n)	Pro Forma Adjustments—Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34%.

(o)	The pro forma combined basic earnings per share for each period presented are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Business First’s common shares outstanding during that period adjusted for the issuance of a total of 2,389,771 shares of Business First common stock to the shareholders of American Gateway, effective January 1, 2014.

(p)	The pro forma combined diluted earnings per share for each period presented are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Business First’s common shares outstanding during that period adjusted for the dilutive effect of outstanding options and warrants to purchase shares of Business First common stock, and adjusted for the issuance of a total of 2,389,771 shares of Business First common stock to the shareholders of American Gateway, effective January 1, 2014.

Exhibit 99.2

Note 4—Preliminary Unaudited Pro Forma Regulatory and Tangible Capital Ratios

The following information reflects the unaudited pro forma balances used for calculating pro forma regulatory and tangible capital ratios as of December 31, 2014 for Business First, and Business First Bank and gives effect to the merger as if it occurred on that date.

Business First Bancshares, Inc.

Business First Bancshares, Inc.
	12/31/2014 (as reported)(1)	Adjustments	Pro Forma
Total equity (2)	79,162	42,215	121,377
Less:
Net unrealized gain on available-for-sale debt securities	(643)		(643)
Disallowed goodwill & intangibles (3)	—	10,080	10,080
Tier 1 capital (total tangible equity capital)	79,805	32,135	111,940
Reserve for loan losses	6,632		6,632
Unrealized gains on available-for-sale equity securities	—		—
Tier 2 capital	86,437	32,135	118,572
Total qualified capital	86,437	32,135	118,572
Risk weighted assets (4)	647,038	178,613	825,651
Total average assets (5)	710,192	347,840	1,058,032
Less: disallowed goodwill and intangibles	—	10,080	10,080
Average assets for regulatory leverage capital	710,192	337,760	1,047,952
Total assets (6)	684,502	365,700	1,050,202
Total tangible assets (7)	684,502	355,620	1,040,122
Tier 1 leverage ratio(8)	11.24%		10.68%
Tier 1 risk based capital ratio(9)	12.33%		13.56%
Total risk based capital ratio(10)	13.36%		14.36%
Total tangible equity capital to total tangible assets	12.63%		11.40%

(1) Balances as of December 31, 2014 as reported on Business First FRY-9C filed with the Federal Reserve.

(2) Adjustment to reflect stock consideration to effect the transaction. See also Note 2, “Pro Forma Allocation of Purchase Price.”

(3) Adjustment to reflect preliminary estimate of goodwill and intangibles net of the deferred tax liability. See also Note 2, “Pro Forma Allocation of Purchase Price.”

(4) Adjustment to reflect the risk weighted assets as reported by American Gateway Bank on the December 31, 2014 Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 (“Call Report”) filed with the Federal Financial Institutions Examination Council on January 31, 2015, adjusted for applicable fair value adjustments. Adjustments consist of the following:

American Gateway Bank’s risk weighted assets as reported on the December 31, 2014 Call Report	185,466
American Gateway Financial Corporation’s Risk-Weighted Assets	—
Decrease for fair value adjustment on loans	(9,200)
Increase for fair value adjustment of premises, equipment and other real estate owned	2,347
178,613

See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information regarding fair value adjustments.

(5) Adjustments to average assets include the following:

American Gateway Bank’s average assets as reported on the December 31, 2014 Call Report	350,280
American Gateway Financial Corporation’s Parent-Only Assets	—
Decrease for net cash consideration	(5,732)
Decrease of estimated transaction expenses	(2,000)
Decrease for fair value adjustment on loans	(9,200)
Increase for reversal of American Gateway Bank’s allowance for loan losses	2,064
Increase for preliminary estimates of goodwill	7,312
Increase for preliminary estimate of core deposit intangible	2,768
Increase for fair value adjustment of premises and equipment	2,348
Adjusted average assets	347,840

(6) Adjustments to total assets consist of the following:

AGFC’s total assets as reported as of December 31, 2014	366,141
Sum of purchase accounting adjustments	(441)
Adjusted total assets	365,700

See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information.

(7) Adjustment to tangible assets consists of the adjustments totaling $365,700 in (6) above less goodwill and intangibles totaling $10,080.

(8) Tier 1 leverage ratio is calculated as Tier 1 capital (total tangible equity capital) to average assets for regulatory leverage capital.

(9) Tier 1 risk based capital ratio is calculated as Tier 1 capital (total tangible equity capital) to risk weighted assets.

(10) Total risk based capital ratio is calculated as total qualified capital to risk weighted assets.

Exhibit 99.2

Business First Bank

Business First Bank
	12/31/2014 (as reported)(1)	Adjustments	Pro Forma
Total equity (2)	76,362	30,630	106,992
Less:
Net unrealized gain on available-for-sale debt securities	(643)		(643)
Disallowed goodwill & intangibles (3)	—	10,080	10,080
Tier 1 capital (total tangible equity capital)	77,005	20,550	97,555
Reserve for loan losses	6,632		6,632
Unrealized gains on available-for-sale equity securities	—		—
Tier 2 capital	83,637	20,550	104,187
Total qualified capital	83,637	20,550	104,187
Risk weighted assets (4)	645,188	178,614	823,802
Total average assets	708,515	348,260	1,056,775
Less: disallowed goodwill and intangibles	—	10,080	10,080
Average assets for regulatory leverage capital	708,515	338,180	1,046,695
Total assets	685,197	364,136	1,049,333
Total tangible assets	685,197	361,368	1,046,565
Tier 1 leverage ratio(5)	10.87%		9.32%
Tier 1 risk based capital ratio(6)	11.94%		11.84%
Total risk based capital ratio(7)	12.96%		12.65%
Total tangible equity capital to total tangible assets	12.21%		9.96%

(1)	Balances as of December 31, 2014 as reported on Business First Bank’s Call Report filed with the FFIEC on January 31, 2015.
(2)	Adjustments to reflect $10.0 million cash dividends from Business First Bank to Business First to be used as funding source for cash considerations to effect the transaction and the recording of American Gateway Bank’s assets at fair values.
(3)	Core Deposit Intangible and Goodwill
(4)	Adjustments to risk weighted assets, total average assets, total assets and total tangible assets reflect the net decrease in assets as a result of $10.0 million dividend to Business First as noted in (2) above and inclusion of American Gateway Bank’s assets at fair values.
(5)	Tier 1 leverage ratio is calculated as Tier 1 capital (total tangible equity capital) to average assets for regulatory leverage capital.
(6)	Tier 1 risk based capital ratio is calculated as Tier 1 capital (total tangible equity capital) to risk weighted assets.
(7)	Total risk based capital ratio is calculated as total qualified capital to risk weighted assets.